UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

CENTRAL VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)

2036 New Dorset Road Post Office Box 39 Powhatan, Virginia (Address of principal executive offices)	23139-0039 (Zip Code)

Registrant’s telephone number, including area code:  (804) 403-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On April 25, 2006 at its Annual Meeting of Shareholders, the shareholders of Central Virginia Bankshares, Inc. (the “Company”) approved the 2006 Stock Incentive Plan (the “Plan”).

The Plan authorizes the Compensation Committee of the Board of Directors of the Company to grant stock incentive awards, including stock options, stock awards, stock appreciation rights, performance shares, incentive awards and stock units, to directors, officers, key employees, consultants and advisors of the Company and its subsidiaries.

The Plan provides that the Company will be authorized to issue up to 100,000 shares of the common stock of the Company, as well as any shares remaining under the Company’s 1998 Incentive Plan. Under certain circumstances, when an award is forfeited, expires or terminates, the shares allocated to such grant may be reallocated to future grants.  In the event that the capitalization of the Company is changed, through a stock spilt, stock dividend or other event, appropriate adjustments will be made to the number of shares that may be issued under the Plan and in the number of shares and price of all outstanding grants and awards made before such event.

The Plan also provides that, in the event of a “Change of Control” (as defined in the Plan), unless the award is assumed, replaced or converted to the equivalent award by the continuing entity, all outstanding awards will become fully exercisable and the applicable restrictions on such awards will lapse.

No award may be granted under the Plan after February 21, 2016.

The material features of the 2006 Stock Incentive Plan are described in the Company’s Definitive Proxy Statement under the heading “Proposal Two – Approval of 2006 Stock Incentive Plan” as filed with the Securities and Exchange Commission on April 3, 2006.

This disclosure summarizes the Plan.  A copy of the Plan is being filed as an exhibit to this report and is incorporated by reference into this Item 1.01.

Item 8.01.

Other Events.

On April 25, 2006, the Company announced that the Board of Directors of the Company had declared a $0.01 per share increase to the Company’s second quarter dividend, increasing the dividend to $0.17 per share, and a five percent stock dividend.  Both dividends are payable on June 15, 2006 to shareholders of record as of May 31, 2006.  The cash dividend will be paid on the higher share balance following the stock dividend.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

Central Virginia Bankshares, Inc. 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.

(Registrant)

By:  /s/ Charles F. Catlett, III

Charles F. Catlett, III

Senior Vice President and

Chief Financial Officer

Date: May 1, 2006

EXHIBIT INDEX

Exhibit No.

Description

10.1

Central Virginia Bankshares, Inc. 2006 Stock Incentive Plan.